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                                                                   EXHIBIT 10(s)

                                 AMENDMENT NO. 1

                                       TO

                          EMPLOYEE RETENTION AGREEMENT

                         ORIGINALLY DATED: MAY 31, 1999

                                     BETWEEN

                                  ROBERT M. ZAK

                                       AND

                       MERCHANTS MUTUAL INSURANCE COMPANY

                          DATED: AS OF FEBRUARY 6, 2002

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                                 AMENDMENT NO. 1

                                       TO

                          EMPLOYEE RETENTION AGREEMENT

            This AMENDMENT No. 1 to EMPLOYEE RETENTION AGREEMENT ("Agreement"), dated as of February 6, 2002, is by and between ROBERT M. ZAK, residing at 242 Doncaster Road, Kenmore, New York 14217 (the "Executive") and MERCHANTS MUTUAL INSURANCE COMPANY, a New York mutual insurance company with its principal office at 250 Main Street, Buffalo, New York 14202 (the "Company").

                                    RECITALS:

            WHEREAS, the Company is responsible for managing the business of Merchants Group, Inc. ("MGI") and MGI's wholly-owned subsidiary, Merchants Insurance Company of New Hampshire, Inc. ("MNH"), under a Management Agreement dated September 29, 1986 by and among the Company, MGI and MNH (the "Management Agreement"); and

            WHEREAS, MGI has given notice to the Company that it will terminate the Management Agreement at the end of the required five-year notice period (i.e. July 23, 2003); and

            WHEREAS, the Executive is a key employee of the Company; and

            WHEREAS, the Executive and the Company are parties to an Employee Retention Agreement dated as of May 31, 1999 (the "1999 Agreement"); and

            WHEREAS, the 1999 Agreement expires according to its terms on December 31, 2003; and

            WHEREAS, the Company believes that it is in its best interest to secure the Executive's continued employment with the Company beyond the expiration date of the 1999 Agreement in order to enhance the Company's ability to continue to manage the business of the Company, MGI and MNH throughout the period prior

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to the effective date of the termination of the Management Agreement; and

            WHEREAS, the Company believes that the Executive's continued employment with the Company will be in the collective best interests of the Company, MGI and MNH; and

            WHEREAS, the Executive and the Company desire to amend the 1999 Agreement to change the definition of "Protection Period," as that term is defined in the 1999 Agreement, and in certain other respects; and

            WHEREAS, the Company believes that by so amending the 1999 Agreement it will assist the Company in retaining the services of the Executive throughout the period prior to the effective date of the termination of the Management Agreement; and

            WHEREAS, the Executive and the Company desire to enter into this Agreement in order to amend the 1999 Agreement as indicated, and to restate the 1999 Agreement as amended.

            NOW, THEREFORE, in consideration of the promises and the mutual agreements herein contained, the adequacy and sufficiency of which are hereby acknowledged, the Company and the Executive agree as follows:

            1. Amendment of Definition of "Protection Period."

                  Paragraph 3 of the 1999 Agreement is amended in its entirety to read as follows:

                  (b) The "Protection Period" shall be that period of time from the date of this Agreement through and including December 31, 2003, and thereafter shall automatically be extended for an additional twelve (12) months if not terminated by the Company prior to January 1 of the year during which it would otherwise expire. For example, if not terminated prior to January 1, 2003, the Protection Period will be extended through December 31, 2004; if not terminated prior to January 1, 2004, the Protection Period will be extended through December 31, 2005; and so forth.


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            2. Amendment and Restatement of the 1999 Agreement.

                  The 1999 Agreement is hereby further amended to reflect the amendment set forth in paragraph 1 above, and certain other amendments to which the parties agree, and, as so amended, is hereby restated in full, and as restated shall supercede and replace the 1999 Agreement in its entirety:

                              AMENDED AND RESTATED
                          EMPLOYEE RETENTION AGREEMENT

            This AMENDED AND RESTATED EMPLOYEE RETENTION AGREEMENT ("Agreement"), dated as of February 6, 2002, is by and between MERCHANTS MUTUAL INSURANCE COMPANY, a New York mutual insurance company with its principal office at 250 Main Street, Buffalo, New York 14202 (the "Company") and ROBERT M. ZAK residing at 242 Doncaster Road, Kenmore, New York 14217 (the "Executive").

                                 R E C I T A L S

            WHEREAS, the Company and the Executive were parties to an Employee Retention Agreement dated as of May 31, 1999 ("1999 Agreement"), and have amended and restated that agreement the date hereof; and

            WHEREAS, this Agreement embodies that amendment and restatement.

            NOW, THEREFORE, in consideration of the promises and the mutual agreements herein contained, the adequacy and sufficiency of which are hereby acknowledged, the Company and the Executive agree as follows:

            1. TERMINATION OF 1999 AGREEMENT.

                  The 1999 Agreement is hereby terminated and superceded in its entirety by this Agreement.

            2. EMPLOYMENT.


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                  During the Protection Period, as such term is defined in
paragraph 3 below, the Company shall continue to employ the Executive as its President and Chief Executive Officer, as such positions may be defined from time to time in the Company's By-Laws or, if not so defined, as such positions may be defined by the Company's Board of Directors. In return, the Executive shall devote all of his business time, attention, skill and efforts to the faithful performance of his duties as President and Chief Executive Officer. In connection with his employment hereunder, the Executive shall be based at the principal office of the Company in Buffalo, New York.

            3. PROTECTION PERIOD.

                  The "Protection Period" shall be that period of time from the date of this Agreement through and including December 31, 2003, and thereafter shall automatically be extended for an additional twelve (12) months if not terminated by the Company prior to January 1 of the year during which it would otherwise expire. For example, if not terminated prior to January 1, 2003, the Protection Period will be extended through December 31, 2004; if not terminated prior to January 1, 2004, the Protection Period will be extended through December 31, 2005; and so forth.

            4. REGULAR COMPENSATION.

                  For the performance of his duties under this Agreement during the Protection Period the Company shall pay the Executive a fixed annual salary of at least $260,000 ("Initial Annual Salary"). The Executive's annual salary shall be subject to annual review by the Compensation Committee of the Board of Directors of the Company, subject to approval by the Company's Board of Directors, but shall not be reduced without his written consent below the Initial Annual Salary during the Protection Period. The Executive's salary shall be payable semi-monthly or otherwise in accordance with the Company's customary practice for its other executives. Notwithstanding the foregoing, the Executive shall be entitled to defer the receipt of his salary and/or bonus pursuant to procedures adopted or plans maintained by the Company.


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            5. ADDITIONAL BENEFITS.

                  (a) The Executive shall be eligible to participate in and receive benefits under any incentive compensation plan or arrangement, any stock option or other stock-based plan, any defined benefit retirement plan, defined contribution retirement plan, supplemental retirement plan, health and dental plan, disability plan, survivor income plan, and life insurance plan or other employee benefit or compensation plan or arrangement (collectively, "Benefit Plans"), made available by the Company to all of its senior executives from time to time, subject to and on a basis consistent with the terms, conditions and overall administration of such Benefit Plans.

                  (b) The Executive shall be entitled to paid vacations in accordance with the Company's customary vacation practice (provided that the Executive shall receive at least four (4) weeks vacation per year) and all paid holidays given by the Company to its other senior executives.

                  (c) In addition to his annual salary, the Executive shall be entitled to receive fringe benefits and perquisites given by the Company to its senior executives.

                  (d) The Company shall promptly pay (or reimburse the Executive for) all reasonable expenses incurred by him in the performance of his duties hereunder, including business travel and entertainment expenses. The Executive shall furnish to the Company such receipts and records as the Company may require to verify the foregoing expenses.

            6. TERMINATION BENEFITS.

                  (a) The purpose of this paragraph 6 is to provide the Executive with certain benefits in the event it is necessary or advisable for the Company, through no fault of the Executive, to either terminate the Executive's employment or eliminate his position. In order to give effect to this purpose, the Executive shall receive certain payments and benefits from the Company if there is a "Termination of Employment," as that term is defined below, during the Protection Period subject to the following terms and conditions.


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                  (b) "Termination of Employment" is defined to mean the
termination of the Executive's full-time employment with the Company for any reason other than (i) the Executive's death, (ii) the Executive's "total disability" (as defined in paragraph 7(e) below), (iii) the Executive's voluntary termination of employment with the Company, (iv) the termination of the Executive's employment by the Company for "good cause" (as defined in paragraph 7(b) below), or (v) the termination of the Executive's employment by the Company as a result of the Company's determination in its sole judgment that the Executive has either (A) repeatedly failed to perform the duties and assignments given to him or (B) consistently failed to perform the duties and assignments given to him in a manner that is acceptable to the Company, based on the level and quality of performance expected from an experienced executive at the Executive's level in the Company.

                  (c) If there is a Termination of Employment during the Protection Period, the Executive or his duly designated beneficiary will continue to receive his gross bi-weekly salary in effect on the date of Termination of Employment, subject to all required withholding taxes, in the form of salary continuation ("Salary Continuation"), during each of the thirty-four (34) months following the date of Termination of Employment (the "Salary Continuation Period").


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                  (d) In addition to the Salary Continuation provided under
paragraph 6(c) above, during the Salary Continuation Period the Company shall maintain in full force for the Executive's and his family's benefit, all life insurance, health and accident insurance, and disability and medical reimbursement plans in which the Executive and his family were entitled to participate immediately prior to the date of Termination of Employment, under the same terms as are made available during the Salary Continuation Period to other executive employees of the Company from time to time, if the continued participation of the Executive and his family in such plans is possible under the general terms and provisions of such plans, programs and arrangements. The costs of the Executive's and his family's continued participation in such insurance and reimbursement plans shall be allocated between the Company and the Executive in the same proportion as such costs were allocated prior to the date of Termination of Employment. If the Executive's or his family's continued participation is not possible, the Company shall reimburse the Executive for his cost in obtaining comparable coverage, subject to a maximum reimbursement during the Salary Continuation Period equal to 10% of the Executive's base annual salary for the calendar year preceding the date of Termination of Employment. For purposes of the Consolidated Omnibus Budget Reconciliation Act ("COBRA"), the qualifying event that begins the Executive's period of coverage shall be considered to occur on the last day for which health coverage is provided during the Salary Continuation Period and for which the Company contributes to the costs of such coverage pursuant to this paragraph 6(d).

                  (e) This paragraph 6 shall not be applicable to any Termination of Employment following a "change in control" as defined in paragraph 7(c) of this Agreement.

                  (f) The payments and benefits provided for in paragraphs 6(c) and (d) shall be in lieu of any other severance payments the Executive might otherwise be entitled to from the Company whether in this Agreement, under any employment agreement, or under a severance plan or policy maintained by the Company for employees of Executive's rank and seniority.


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                  (g) The Executive shall not be considered to be an employee of the Company during the Salary Continuation Period for purposes of accruing any benefits under the Company's 401(k) retirement plan, or any other retirement, pension, profit sharing, savings or incentive or bonus plan maintained, sponsored or administered by the Company ("Retirement or Bonus Plans") or under the Company's vacation policy. During the Salary Continuation Period the Executive shall not be entitled to any contribution by the Company on his behalf or to his account under any Retirement or Bonus Plans nor shall he be entitled to accrue any benefits under the Company's vacation policy.

            7. CHANGE IN CONTROL PAYMENTS.

                  (a) If during the Protection Period there is a "change in control" and within two (2) years thereafter (i) the employment of the Executive is terminated by the Company for other than "good cause" or the death or "total disability" of the Executive or (ii) the Executive shall declare his employment terminated for "good reason," then the Executive shall be entitled to the following:

                        A. All unpaid salary through the date of termination of employment plus credit for any vacation earned but not taken through the date of termination of employment (as permitted by the Company's policy on vacations) together with reimbursement for expenses not previously reimbursed through the date of termination, all of which will be paid immediately subject to all required withholding taxes.

                        B. As a severance benefit, the Executive shall be entitled to an amount equal to his then current base annual salary ("X") plus the average of the last three
                        (3) annual incentive or bonus compensation awards paid to the Executive by the Company prior to the date of termination ("Y"), multiplied by two and nine-tenths [2.9] ("Severance Benefit"). The Severance Benefit will equal (X + Y) multiplied by 2.9.

                        C. This Severance Benefit, less all proper


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                        payroll deductions, shall be paid immediately to the
                        Executive in a lump sum.

                        D. In addition to the Severance Benefit, the Executive shall be entitled to continued participation for thirty-four (34) months following the date of the termination of his employment, in all life insurance, health and accident insurance, disability and medical reimbursement plans, programs and arrangements in which the Executive and his family were entitled to participate immediately prior to the date of a "change in control," if the continued participation of the Executive and his family in such plans, programs and arrangements is possible under the general terms and provisions of such plans, programs and arrangements. The costs of the Executive's and his family's continued participation in such plans, programs and arrangements shall be allocated between the Company and the Executive in the same proportion as such costs were allocated prior to the date of the termination of his employment. If the Executive's or his family's continued participation is not possible, the Company shall reimburse the Executive at the end of each month during the thirty-four (34) month period for his cost in obtaining comparable coverage, subject to a maximum reimbursement during each month equal to 2% of the Executive's base annual salary for the calendar year preceding the date of the termination of his employment. For purposes of COBRA, the qualifying event that begins the Executive's period of coverage shall be considered to occur on the last day for which health coverage is provided and for which the Company contributes to the costs of such coverage pursuant to this paragraph 7(a)D. The Company's obligations under this paragraph 7(a)D. with respect to life, health, accident and disability coverage shall be suspended with respect to any such coverage at any time that the Executive is


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                        eligible for comparable coverage from another employer.

            The parties agree that the payments provided for in this paragraph 7(a) shall be liquidated damages which are in lieu of any other severance payments that the Executive would otherwise be entitled to under this Agreement or under any severance plan or policy that would apply to him but for this Agreement, and the Company agrees that the Executive shall not be required to mitigate his damages by seeking other employment or otherwise.

                  (b) "Good cause" shall mean (i) the Executive's dishonesty, fraud or breach of trust, or substantial misconduct in the performance of or substantial nonperformance of his duties as an employee of the Company, (ii) any act or omission by the Executive that results in a felony conviction or in a regulatory body with jurisdiction over the Company removing the Executive from office or requesting or recommending the suspension or removal of the Executive or taking punitive action against the Executive, or (iii) a material breach by the Executive of paragraphs 8 or 9 of this Agreement.

                  (c) For purposes of this Agreement, a "change in control" shall have occurred if, after the date of this Agreement:

                        A. Any person (as such term is used in Section 13(d) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder and including any affiliate or associate of such person, as defined in Rule 12b-2 under said Act, and any person acting in concert with such person), directly or indirectly acquires or becomes the beneficial owner of (within the meaning of Rule 13d-3 under said Act), or otherwise becomes entitled to vote, stock of the Company or Merchants Group, Inc. ("MGI") or its subsidiary Merchants Insurance Company of New Hampshire, Inc. ("MNH")(hereinafter referred to individually as a "Merchants Company" and collectively as the "Merchants Companies") with 25% or more of the voting


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                        power entitled to be cast at elections for directors
                        (excluding any acquisition of stock in one Merchants Company by another Merchants Company or the voting of stock in one Merchants Company by another Merchants Company); or

                        B. There occurs any merger or consolidation of a Merchants Company (excluding any merger or consolidation of one Merchants Company with another) or any sale, lease or exchange of all or any substantial part of the assets of any of the Merchants Companies and their subsidiaries to any other person, excluding any of the Merchants Companies, and (i) in the case of a merger or consolidation, the holders of the outstanding stock of any of the Merchants Companies entitled to vote in elections of directors ("voting stock") immediately before such merger or consolidation hold less than 50% of the voting stock of the survivor of such merger or consolidation or its parent; or (ii) in the case of any such sale, lease or exchange, neither the Company nor either of the other Merchants Companies or the Merchants Companies as a group owns at least 50% of the voting stock of the other person; or

                        C. During any period of two (2) consecutive years, individuals who at the beginning of such period constitute the entire Board of Directors of any of the Merchants Companies shall cease for any reason to constitute a majority thereof, unless the election or the nomination for the election by that company's shareholders or policyholders of each new Director was approved by a vote of at least two-thirds of the Directors then still in office who were Directors at the beginning of the period;

            Provided, however, that a "change in control" shall not be deemed to have occurred if any of the events described in paragraphs 7 (c), A, B or C above occur with respect to MGI or


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MNH at such time that they are not parties with the Company to the Management
Agreement dated September 29, 1986, or an extension or modification of that agreement, or are not parties with the Company to another management or expense sharing or pooling, quota share or reinsurance agreement.

                  (d) "Good reason" shall mean any of the following subsequent to a "change in control" (i) the requirement that the Executive relocate his principal place of business to a location that is more than 25 miles from the Executive's principal place of business immediately prior to the date of a "change in control," (ii) any assignment to the Executive without his express written consent of any material duties, functions, authority or responsibilities with respect to any of the Merchants Companies other than those duties, functions, authority and responsibilities assigned to the Executive by the Company prior to the "change in control," or any material limitation or expansion without the Executive's express written consent of the material duties, functions, authority and responsibilities assigned to the Executive by the Company prior to the "change in control," any such assignment, limitation or expansion being deemed a continuing breach of this Agreement, (iii) a reduction in the Executive's then annual salary paid by any of the Merchants Companies or
(iv) failure by the Company to obtain the assumption of, and the agreement to perform, this Agreement by any successor or assign as contemplated in paragraph 13 hereof, and such relocation described in the foregoing clause (i), such assignment, limitation or expansion described in the foregoing clause (ii), reduction described in the foregoing clause (iii) or failure described in the foregoing clause (iv) is not cured within thirty (30) days after receipt by the Company of written notice from the Executive describing such event, or (v) any removal of the Executive from, or any failure to re-designate or re-elect the Executive to the position he held immediately prior to the "change in control"; provided that in any event set forth above in this subparagraph 7(d), the Executive shall have elected to terminate his employment under this Agreement upon not less than sixty (60) days' advance written notice to the Company, given, except in the case of a continuing breach, within three calendar months after (A) failure to be so elected or re-elected, or such removal, or (B) expiration of the thirty-day cure period with respect to such event. An election by the Executive to terminate his employment given under the provisions of this paragraph 7(d) shall not be deemed a voluntary termination of employment by the Executive for the purpose of this Agreement or


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any plan or practice of the Company.

                  (e) "Total disability," as used herein, shall mean total disability as defined in any long-term disability plan sponsored by the Company in which the Executive participates, or, if there is no such plan or it does not define such term, then it shall mean the physical or mental incapacity of the Executive which prevents him from substantially performing his duties as an employee of the Company for a period of at least 180 days and the incapacity is expected to be permanent and continues for the remainder of the Executive's life.

                  (f) The payments provided for in this paragraph 7 are in lieu of any payments provided for in the 1999 Agreement or in any severance agreement or similar agreement between the Executive and the Company which is dated prior to the date of this Agreement ("Severance Agreement"). This Agreement hereby voids, terminates and supersedes the 1999 Agreement and any such Severance Agreement and the Executive hereby acknowledges that the 1999 Agreement and any such Severance Agreement are hereby terminated and he no longer has any rights or benefits thereunder.

            8. NON-DISCLOSURE OF CONFIDENTIAL INFORMATION.

                  The Executive will not at any time use or disclose to any third party any confidential information or trade secrets relating to the business of any of the Merchants Companies, including business methods and techniques, research data, marketing and sales information, agent lists, underwriting and claims procedures, investment strategies, reinsurance arrangements, agent compensation plans, pricing data, and any other information concerning the business of any of the Merchants Companies, their manner of operation, their plans, or other information not disclosed to the general public or known in the insurance industry, except for disclosure in the course of the Executive's duties hereunder, or disclosure required by any law, rule, regulation or court order, or disclosure which the Executive reasonably believes would subject him or any of the Merchants Companies to liability if not made. This covenant will survive the termination of this Agreement.

            9. COVENANT NOT TO COMPETE.

                  (a) The Executive shall not "compete," as that


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term is defined in paragraph 9(c) below, while employed by the Company with the
Company or any Affiliated Companies, as defined below in paragraph 9(b).

                  (b) If the Executive is receiving Salary Continuation payments under paragraph 6(c) of this Agreement, he shall not compete during the first ninety (90) days of the Salary Continuation Period with the Company, or any subsidiary of the Company, or any other insurance company that is a party with the Company to any management, expense sharing or pooling, quota share or reinsurance agreement (collectively, "Affiliated Companies"), nor shall he "solicit," as that term is defined in paragraph 9(d) below, any employee of the Company for a period of six (6) months after his last day of employment with the Company, unless he shall have received prior written approval from the Company.

                  (c) As used in this paragraph 9, the term "compete" means the direct or indirect ownership, management, operation or control of, or participation in the ownership, management, operation, or control of, or the holding of the position of an officer, employee, partner, director, consultant or similar positions, or the holding of any financial interest in, or the giving of any aid or assistance to anyone else in the conduct of, any business that is engaged in a property-casualty insurance business that offers substantially any of the same lines of insurance and coverages offered, or proposed to be offered, by the Company or any Affiliated Company at the time of the Executive's withdrawal from or termination of employment with the Company, in any of the geographic markets in which the Company or any Affiliated Company is then conducting business. Ownership of stock of MGI or of one percent (1%) or less of the voting stock of any other publicly held corporation shall not constitute a violation of this paragraph 9.

                  (d) As used in paragraph 9(b) above, the term "solicit" shall mean the solicitation of any employee of the Company for the purpose of hiring or engaging such employee to work for or otherwise assist any person who does or intends to compete with the Company or any Affiliated Company

                  (e) In addition to any other remedies that the Company may have in law or in equity for a breach of the Executive's covenants set forth in this paragraph 9, the Company may also cancel its obligations to pay to the Executive any


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monies and other benefits otherwise due to the Executive under this Agreement.

            10. ENTIRE AGREEMENT.

                  The terms and provisions of this Agreement constitute the entire agreement between the parties and supersede any previous oral or written communications, representations, or agreements with respect to the subject matter hereof, including without limitation the 1999 Agreement.

            11. NOTICE.

                  Any notices given hereunder shall be in writing and shall be given by personal delivery or by certified or registered mail, return receipt requested, addressed to the addressee at the address set forth at the head of this Agreement or such other address that such addressee has duly notified the other party to forward notices to hereunder.

            12. SEVERABILITY.

                  The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if the invalid or unenforceable provision had been omitted.


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            13. COMPANY ASSIGNMENT.

                  The Company may not assign this Agreement, except that the Company's obligations hereunder shall be binding legal obligations of any successor to all or substantially all of the Company's business by purchase, merger, consolidation, conversion, or otherwise. The Company shall require any successor or assign (whether direct or indirect, by purchase, merger, consolidation, conversion, or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to the Executive, expressly, absolutely and unconditionally to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. Any failure of the Company to obtain such agreement prior to the effectiveness of any such succession or assignment shall be a material breach of this Agreement. As used in this Agreement, the term "Company" shall mean the Company as hereinbefore defined and any successor or assign to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this paragraph 13 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

            14. NO ASSIGNMENT BY EXECUTIVE.

                  No interest of the Executive or the Executive's spouse or any other beneficiary under this Agreement, or any right to receive any payments or distributions hereunder, shall be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment, or other alienation or encumbrance of any kind, nor may such interest or right to receive a payment or distribution be taken, voluntarily or involuntarily, for the satisfaction of the obligations or debts of, or other claims against, the Executive or the Executive's spouse or other beneficiary, including claims for alimony, support, separate maintenance, and claims in bankruptcy proceedings.


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            15. BENEFITS UNFUNDED.

                  All rights of the Executive and the Executive's spouse or other beneficiary under this Agreement shall at all times be entirely unfunded, and no provision shall at any time be made with respect to segregating any assets of the Company for payment of any amounts due hereunder. Neither the Executive nor the Executive's spouse or other beneficiary shall have any interest in or rights against any specific assets of the Company, and the Executive and the Executive's spouse or other beneficiary shall have only the rights of a general unsecured creditor of the Company.

            16. WAIVER.

                  No waiver by any party at any time of any breach by another party of, or compliance with, any condition or provision of this Agreement to be performed by the other party shall be deemed a waiver of any other provisions or conditions at the same time or at any prior or subsequent time.

            17. PAYMENTS IN EVENT OF DEATH.

                  Upon the death of the Executive all amounts due and payable to the Executive pursuant to this Agreement shall be paid to the person or persons designated by him as his beneficiary or beneficiaries on the Form of Designation of Beneficiary attached hereto as Exhibit A, or if no such person is designated then to his devisee, legatee or other designee, or in their absence to his estate.


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            18. REDUCTION OF PARACHUTE PAYMENTS AND EXCESSIVE EMPLOYEE
REMUNERATION.

                  (a) In the event that a determination is made by legal counsel for the Company that (i) the Executive would, except for this paragraph 18, be subject to the excise tax provisions of Section 4999 of the Internal Revenue Code of 1986 (the "Code"), or any successor sections thereof, as a result of a "parachute payment" (as defined in Section 280G(b)(2)(A) of the Code) made by the Company to the Executive pursuant to this Agreement or any other agreement, plan or arrangement, or (ii) a federal income tax deduction would not be allowed to the Company for all or a part of such payments by reason of Section 280G(a) of the Code (or any successor provision), the payments to which the Executive would otherwise be entitled hereunder shall be reduced, eliminated, or postponed in such amounts as are required to reduce the aggregate "present value" (as defined in Section 280G(d)(4) of the Code) of such payments to one dollar less than an amount equal to three times the Executive's "base amount" (as defined in Sections 280G(b)(3)(A) and 280G(d)(1) and (2) of the Code), to the end that the Executive is not subject to tax pursuant to such Section 4999 and no deduction is disallowed by reason of such Section 280G(a). To achieve such reduction in aggregate present value, the Executive shall determine which item or items payable hereunder shall be reduced, eliminated, or postponed, the amount of each such reduction, elimination, or postponement, and the period of each postponement. The Company shall direct its legal counsel to review the payments made to the Executive and shall provide to the Executive such information as is reasonably necessary for the Executive to make the determinations contemplated in this paragraph.

                  (b) In the event that a determination is made by legal counsel for the Company that the Company would not be allowed to deduct remuneration payable to the Executive as a result of the limits imposed by Section 162(m) of the Code, or any successor sections thereof, the payments to which the Executive would otherwise be entitled hereunder shall be reduced, eliminated, or postponed in such amounts as are required to avoid the limits imposed by Section 162(m). The procedures set forth in paragraph 18(a) to accomplish such reduction, elimination or postponement shall apply to this paragraph 18(b).

            19. APPLICABLE LAW.

                  This Agreement shall be construed and interpreted in accordance with the internal substantive laws of the State of New York without taking into account its laws on the conflict of law.

            20. ARBITRATION.

                  The Company and the Executive shall attempt to resolve between them any dispute which arises hereunder. If they cannot agree within ten (10) days after either party submits a demand for arbitration to the other party, then the issue shall be submitted to arbitration with each party having the right to appoint one (1) arbitrator and those two (2) arbitrators mutually selecting a third arbitrator. The rules of the American Arbitration Association for the arbitration of commercial disputes shall apply and the decision of 2 of the 3 arbitrators shall be final. The arbitrators must reach a decision within ninety (90) days after the selection of the third arbitrator. The arbitration shall take place in Buffalo, New York. The arbitrators shall apply New York law.

            21. AMENDMENT.

                  This Agreement shall be amended only by a written document signed by each party hereto.

            22. EMPLOYEE-AT-WILL.

            Notwithstanding any provision in this Agreement, the Executive will remain an at-will employee of the Company, whose employment may be terminated by the Company at any time subject to the Executive's rights to receive the benefits specifically provided in this Agreement, as applicable.

            IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the day and year first above written.

                                           THE EXECUTIVE:

                                           -------------------------------------
                                           ROBERT M. ZAK


                                           MERCHANTS MUTUAL INSURANCE COMPANY

                                           By
                                             -----------------------------------
                                                    BRIAN J. LIPKE
                                                    CHAIRMAN OF THE
                                                    COMPENSATION COMMITTEE

650260v2

                                    EXHIBIT A

                       FORM OF DESIGNATION OF BENEFICIARY

            In the event of the death of the undersigned, the undersigned hereby designates the following person or persons as his beneficiary or beneficiaries for the receipt of any payments due to the undersigned under the Amended and Restated Employee Retention Agreement between the undersigned and Merchants Mutual Insurance Company dated as of February 6, 2002:

  Primary Beneficiary
   or Beneficiaries:

                              _________________________________________

                              _________________________________________

Contingent Beneficiary
   or Beneficiaries:

                              _________________________________________

                              _________________________________________


Dated:_______________________                    _______________________________
                                                         ROBERT M. ZAK